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                                                                    Exhibit 99.2


                               EXTENSION ELECTION




                                                                  March 23, 2000


       Pursuant to Section 5.2 of the Agreement and Plan of Merger, dated as of March 31, 1999, as amended, among BP Amoco p.l.c., an English public limited company ("BP Amoco"), Atlantic Richfield Company, a Delaware corporation ("ARCO"), and Prairie Holdings, Inc., a Delaware corporation and direct wholly owned subsidiary of BP Amoco, ARCO and BP Amoco each hereby elects to extend the Termination Date (as defined in such Agreement and Plan of Merger) to June 30, 2000 and by this instrument provides notice to the other of such extension.


                                           ATLANTIC RICHFIELD COMPANY

                                           By:  /s/  MIKE R. BOWLIN
                                                ----------------------------
                                               Name:  Mike R. Bowlin
                                               Title:  Chairman and CEO


                                           BP AMOCO p.l.c.

                                           By:  /s/  J. G. S. Buchanan
                                                ----------------------------
                                               Name:  Dr. J. G. S. Buchanan
                                               Title:  Managing Director